EXHIBIT 99.2

SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368
(636) 939-5100
 http://www.synergeticsusa.com
Pamela G. Boone, Chief Financial Officer

SYNERGETICS INTRODUCES THE VERSAVIT 2.0TM
Targeted Launch of the Next Generation Vitrectomy System in the Second-Half of June

O’FALLON, Mo. – (June 9, 2014) – Synergetics USA, Inc. (NASDAQ: SURG), a medical device company that designs, manufactures, and markets innovative surgical devices for ophthalmic and neurosurgical applications, today announced the introduction of the VersaVIT 2.0TM vitrectomy system.

VersaVIT 2.0™ is the market’s first and only simplified, small form vitrectomy system providing creative solutions to help yield operational efficiencies for any operating room.  Designed to provide a high level of sophistication simplistically, the system enables efficiencies for surgeons and patients.

VersaVIT 2.0™ offers an improvement over the first generation system by providing high speed cutting in combination with active duty cycle control.  Combined, both high speed cutting and duty cycle control provide surgeons with a more efficient way to remove vitreous while simultaneously increasing safety by decreasing traction on retinal tissues when shaving along the base of the retina. Additional features of the VersaVIT 2.0™ system and accessories include LED illumination, pressurized infusion and a silicone oil collection chamber.

“We are excited about the launch of VersaVIT 2.0™ and the improvements it enables in the field,” stated Dave Hable, President and CEO of Synergetics USA, Inc. “The VersaVIT 2.0™ system builds upon our successful first generation model, and is based on valuable surgeon feedback and our commitment to the continual development of leading ophthalmic surgical technologies. The value-proposition is real: this system offers simplicity, efficiency and clinical efficacy, helping improve patient outcomes and surgeon practice productivity. We are planning a targeted commercial launch in the second half of June and anticipate progress towards broader market adoption of our next generation vitrectomy technology in fiscal 2015.”

About Synergetics USA, Inc.

Through continuous improvement and development of our people, our mission is to design, manufacture and market innovative surgical devices, capital equipment, accessories and disposables of the highest quality in order to assist and enable surgeons who perform surgery around the world to provide a better quality of life for their patients.

Synergetics USA, Inc. (the “Company”) is a leading supplier of precision surgical devices. The Company’s primary focus is on the disciplines of ophthalmology and neurosurgery. The Company’s distribution channels include a combination of direct and independent vitreoretinal sales organizations, both domestically and internationally, and important strategic alliances with market leaders. The Company’s product lines focus upon precision engineered, disposable and reusable devices, surgical equipment, procedural kits and the delivery of various energy modalities for the performance of surgery including: (i) laser energy, (ii) ultrasonic energy, (iii) radio frequency energy for electrosurgery and lesion generation and (iv) visible light energy for illumination, and where applicable, simultaneous infusion (irrigation) of fluids into the operative field. The Company’s website address is http://www.synergeticsusa.com.

Forward-Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended July 31, 2013, as amended, as updated from time to time in our filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.